Exhibit 32.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Ekso Bionics Holdings, Inc. (the “Company”), for the quarterly period ended March 31, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Scott G. Davis, Chief Executive Officer and principal executive officer, hereby certify as of the date hereof, solely for purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: April 27, 2023

/s/ Scott G. Davis
Scott G. Davis
Principal Executive Officer